                                                                     EXHIBIT 5.1


             OPINION AND CONSENT OF TESTA, HURWITZ & THIBEAULT, LLP


July 10, 2002

Matritech, Inc.
330 Nevada Street
Newton, MA 02460

      Re: Registration Statement on Form S-8 Relating to the 2002 Stock Option and Incentive Plan, the 2002 Non-employee Director Plan and the 2002 Employee Stock Purchase Plan

Ladies and Gentlemen:

            Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Matritech, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of (i) 2,000,000 shares of common stock, par value $.01 per share (the Common Stock"), of the Company issuable pursuant to the 2002 Stock Option and Incentive Plan,
(ii) 965,000 shares of Common Stock of the Company issuable pursuant to the 2002 Non-Employee Director Stock Option Plan, and (iii) 225,000 shares of Common Stock of the Company issuable pursuant to the 2002 Employee Stock Purchase Plan (together, the "Stock Plans").

            We are counsel to the Company and are familiar with the proceedings of its stockholders and Board of Directors. We have examined, are familiar with, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including, without limitation, (a) the Stock Plans, (b) the Company's Amended and Restated Certificate of Incorporation, as amended, (c) the Company's Amended and Restated By-laws and (d) the minute books of the Company.

            We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America, and the General Corporation Law of the State of Delaware.

            Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company issuable pursuant to the Stock Plans have been duly authorized and, when issued and paid for pursuant to the terms of the Stock Plans and the terms of any agreement relating to such issuance with the Company, will be validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ TESTA, HURWITZ & THIBEAULT, LLP